Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 ur.com

United Rentals to Present at the Goldman Sachs Industrials Conference

STAMFORD, Conn. – November 5, 2013 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Goldman Sachs Industrials Conference on Thursday, November 14, 2013. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 11:00 a.m. (EST), will be available via the following link: http://cc.talkpoint.com/gold006/111313a_gm/?entity=1_HNJN2E7

The presentation may also be accessed on www.ur.com, where it will be archived for 90 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 822 rental locations that operate in 49 U.S. states and every Canadian province. The company’s approximately 11,700 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 3,200 classes of equipment for rent with a total original cost of $7.96 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index, the Barron’s 400 Index and the Russell 2000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

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Contact:

Fred Bratman

(203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com